Exhibit 10.5

RUSH ENTERPRISES, INC. AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (“Agreement”) dated as of the Grant Date (the “Grant Date”) set forth on Schedule I hereto, between RUSH ENTERPRISES, INC., a Texas corporation (the “Company”), and the employee of the Company or of a Subsidiary identified on Schedule I hereto (the “Employee”).

On the Grant Date the Company granted to the Employee the option or options hereinafter described pursuant to, and subject to and upon the terms and conditions set forth in, the Rush Enterprises, Inc. 2007 Amended and Restated Long-Term Incentive Plan (as amended, restated, supplemented or modified from time to time, the “Plan”), and promptly thereafter notified the Employee of the grant of such option or options. Capitalized terms used but not defined in this Agreement have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.    Grant of Option.

(a)    On the Grant Date, the Company granted to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase all or any whole number of the aggregate number of Shares set forth on Schedule I hereto (herein, the “Option Shares”), on the terms and conditions herein set forth.

(b)    To the extent set forth in Schedule I hereto, the right and option to purchase the Option Shares are intended to be an ISO.  To the extent such right and option to purchase the Option Shares is not identified on Schedule I hereto as being intended to be an ISO, such right and option will be considered a non-statutory option.  In addition, to the extent that a right and option to purchase the Option Shares intended to be an ISO does not qualify as an ISO, such right and option, to the extent that it does not so qualify, shall be converted to a non-statutory option.

(c)    The ISOs and non-statutory stock options granted to the Employee hereunder are each referred to as an “Option” and collectively referred to as the “Options”.

2.    Terms.

(a)    Exercise Price.  The exercise price per Option Share subject to an Option granted hereunder shall be the per share amount set forth in Schedule I hereto for such Option (the “Exercise Price”).  With respect to any Option, the Exercise Price shall not be less than the Fair Market Value per Share as of the Grant Date.

(b)    Vesting.  Subject to the provisions of Section 4 of this Agreement and the Plan, the Option or Options granted hereunder shall become vested and exercisable as to the portions of the aggregate number of Option Shares covered by such Option as set forth on Schedule I hereto on and after each of the related dates during the term of such Option set forth on Schedule I hereto.

(c)    Term and Conditions of Exercise.  An Option granted hereunder shall be exercisable in whole at any time or in part from time to time during the term of such Option as to all or any of the Option Shares then purchasable under such Option, but not as to less than the minimum number of Option Shares stated on Schedule I hereto with respect to such Option (or the Option Shares then purchasable under the Option if less than such minimum) at any one time; provided that if there is a SAR (as defined in the Plan) outstanding which relates to any of the shares purchasable under such Option, then the number of shares so purchasable shall be reduced by the number of Option Shares in respect of which the SAR has been exercised.

The term of the Option or Options subject hereto shall be for the number of years from the Grant Date set forth on Schedule I hereto with respect to such Option or such shorter period of time as is described in Section 4.  In no event shall the term of the Option exceed ten years from the Grant Date.

Except as provided in Section 4, an Option granted hereunder shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or of a Subsidiary.  The holder of such Option shall have none of the rights of a shareholder with respect to the Option Shares subject to such Option until such Option Shares are transferred to the holder upon the exercise of such Option.

3.    Restrictions on Transfer.  An Option granted hereunder shall not be assignable or transferrable by the Employee except by will or by the laws of descent and distribution, and subject to Section 4(a), such Option is exercisable, during the Employee’s lifetime, only by the Employee.  The designation of a beneficiary by the Employee shall not constitute a transfer.  More particularly (but without limiting the generality of the foregoing), such Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of such Option contrary to the provisions hereof, or the levy of any attachment or similar process upon such Option, such Option shall be null and void and of no further effect.

4.    Status of Option Upon Certain Events.  If the Employee’s employment shall terminate prior to the complete exercise of an Option granted hereunder, then such Option shall thereafter be exercisable solely to the extent provided in paragraphs (a) through (c) of this Section 4; provided, however, that (i) such Option may not be exercised after the scheduled expiration date and (ii) if the Employee’s employment terminates for any reason other than as contemplated by paragraphs (a) through (c) of this Section 4, the Option shall remain exercisable for a period of 30 days following such termination (but in no event shall such period extend beyond the scheduled expiration of such Option) at which time such Option shall immediately terminate and be forfeited, but only for the number of Option Shares for which such Option shall have vested as provided on Schedule I hereto as of the date of such termination.

(a)    Death or Disability or Retirement.  If Employee’s employment terminates due to his or her death, Disability or Retirement (defined as termination by the Employee of the Employee’s employment relationship with the Company after 10 years of employment with the Company and attaining the age of 60), an Option granted hereunder (unless previously terminated) may be exercised as follows:  (i) in the case of Employee’s death, in full for the aggregate number of Option Shares covered thereby by the legatee or legatees of such Option under the Employee’s last will, or by the personal representatives or distributees of the Employee, at any time within a period of one year after the Employee’s death, but in no event after the expiration of such Option set forth in Section 2(c); (ii) in the case of Disability, in full for the aggregate number of Option Shares covered thereby by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of one year after the Employee’s termination date, but in no event after the expiration of such Option set forth in Section 2(c) herein; and (iii) in the case of Retirement, for so long as the Employee does not become employed by a “competitor” of the Company subsequent to such retirement, the Option shall continue to vest and become exercisable pursuant to the Vesting Schedule set forth on Schedule I hereto, but in no event shall the Option be exercisable after the expiration of the Option set forth in Section 2(c) herein.  A determination as to whether the Employee has become employed by a “competitor,” and the definition of “competitor,” shall be made by the Committee in its sole discretion.  In the event Employee becomes employed by a “competitor,” then the Option can be exercised within 90 days of the date such employment occurs for the number of Option Shares for which such Option shall have vested on such date, but in no event shall the Option be exercisable after the expiration of the Option set forth in Section 2(c) herein.  If an ISO is exercised more than three months after the Employee’s Retirement and the Employee has not died or incurred a Disability, such Option will be converted to a non-statutory option.

(b)    Termination with Cause.  If the Employee’s employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary for Cause (as defined in the Plan) prior to the exercise of any part of the Option or Options granted hereunder, then such Option or Options held by the Employee shall immediately terminate and be forfeited unless the Committee, in its sole discretion, shall otherwise determine.

(c)    Change in Employment.  The Option or Options granted hereunder shall not be affected by any change of employment (or by any temporary leave of absence approved by the Committee or by the Board itself), so long as the Employee continues to be in the employ of the Company or of a Subsidiary.

5.    Adjustments.  The Employee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Sections 4.3 and 15 of the Plan. Upon the occurrence of an event described in Section 4.3 or Section 15 of the Plan, any and all new, substituted or additional securities or other property to which a holder of a Share issuable in settlement of the Option would be entitled shall be immediately subject to the Agreement and included within the meaning of the term “Shares” for all purposes of the Option. The Employee shall be notified of such adjustments and such adjustments shall be binding upon the Company and the Employee.

6.    Payment; Method of Exercise. Payment of the purchase price of the Option Shares subject to an Option granted hereunder may be made (i) in any combination of cash or whole Shares already owned by the Employee or (ii) in Shares withheld by the Company from the Option Shares otherwise issuable to the Employee as a result of the exercise of such Option (“cashless exercise”).  Subject to the terms and conditions of this Agreement, such Option may be exercised by execution and delivery of a written notice of exercise (the “Notice of Exercise”) in the form authorized by the Company, which may be electronic or written.  Such notice shall (a) state the election to exercise such Option, the number of Option Shares in respect of which it is being exercised and the manner of payment for such Option Shares and (b) be signed (or digitally signed or authenticated) by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Section 4 by any person or persons other than the Employee, accompanied by appropriate proof of the right of such person or persons to exercise such Option.  If the Option being exercised is an ISO and non-statutory options have also been granted to the Employee hereunder, such notice shall also identify whether the Option being exercised is an ISO and, if so, the number of Option Shares to be purchased pursuant to such exercise.  Such notice shall either (i) elect cashless exercise or be accompanied by payment of the full purchase price of such Option Shares, in which event the Company shall issue to or on behalf of the Employee (or any other person or persons exercising the Option) the purchased Shares, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such Option Shares at the Company’s principal office, against delivery of the purchased Shares.  Cash payments of the purchase price shall, in case of clause (i) or (ii) above, be made by cash or check payable to the order of the Company.  Share payments (valued at Fair Market Value on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form.  All cash and Share payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary.  Shares withheld pursuant to a cashless exercise election shall be valued at Fair Market Value on the date of exercise, as determined by the Committee.  If certificates representing Shares are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of Shares delivered but not so used, and an additional certificate shall be delivered representing the additional Shares to which the holder of such Option is entitled as a result of the exercise of such Option.  As soon as practical after the exercise date, the Company shall issue to or on behalf of the Employee (or any other person or persons exercising the Option) the purchased Shares (in certificated form or as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.  All Shares issued as provided herein will be fully paid and nonassessable.

7.    Administration.  The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

8.    Tax Withholding and Advice.

(a)    In General.  The Employee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee or deemed by the Company in its discretion to be an appropriate charge to the Employee even if legally applicable to the Company (“Tax-Related Items”), is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company.  The Employee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Option, including, but not limited to, the grant, vesting or exercise of an Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of an Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Employee is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Withholding of Taxes.  Prior to the relevant taxable or tax withholding event, as applicable, the Employee agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Employee authorizes the Company, or its agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company;

(ii)    withholding a number of whole Shares otherwise deliverable to the Employee upon exercise of the Option having a Fair Market Value equal to the Tax-Related Items obligations, as determined by the Company as of the date on which the Tax-Related Items obligations arise;

(iii)    withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization) without further consent; or

(iv)    direct payment from the Employee.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(c)    Tax Advice.  The Employee represents, warrants and acknowledges that the Company has made no warranties or representations to the Employee with respect to the income tax, social contributions or other tax consequences of the transactions contemplated by this Award Agreement, and the Employee is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE EMPLOYEE UNDERSTANDS THAT THE TAX AND SOCIAL SECURITY LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE EMPLOYEE IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICIPANT’S PARTICIPATION IN THE PLAN BEFORE TAKING ANY ACTION RELATED TO THE PLAN. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

9.    Reserves, Etc.  Shares delivered upon the exercise of an Option granted hereunder shall, in the discretion of the Board or the Committee, be either Shares heretofore or hereafter authorized and then unissued, or previously issued Shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each.  The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares at any time, and no particular Shares, whether unissued or held as treasury Shares, shall be identified as those covered by an Option granted hereunder.

10.    No Right to Continued Employment.  Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause and with or without notice.

11.    Restrictions on Exercise of the Option and Issuance of Shares. The exercise of the Option and issuance of Shares upon such exercise shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Option has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

12.    Entire Agreement; Amendment.  This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof.  Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, except that any waiver of any term or condition of this Agreement must be in writing.

The Committee shall have the authority to amend this Agreement to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, an Option granted hereunder may not be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

13.    Governing Law.  The laws of the State of Texas shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws. For purposes of litigating any dispute that arises under this grant or this Award the parties hereby submit to and consent to the jurisdiction of the State of Texas.

14.    Mandatory Mediation and Arbitration Procedure. By execution of this Agreement and acceptance of this Award, which is a voluntary benefit provided to the Employee by the Company, the Employee waives the Employee’s right to a jury trial in state or federal court and agrees that disputes arising under this Agreement must first be submitted for non-binding mediation before a neutral third party. If a dispute remains unresolved at the conclusion of the mediation process, either party may submit the dispute for resolution by final binding arbitration. The arbitrator shall have the authority to allow for appropriate discovery and exchange of information prior to a hearing, including (but not limited to) production of documents, information requests, depositions, and subpoenas. By execution of this Agreement, however, the Employee does not waive the Employee’s right to any normally available remedies the Employee may have in connection with any claim the Employee may bring against the Company, as an arbitrator can award any normal remedies the Employee could get in a court proceeding. By execution of this Agreement, the Employee represents that, to the extent the Employee considered necessary, the Employee has sought, at the Employee’s own expense, counsel regarding the terms of this Agreement and the waiver contemplated in this Section 14. If this arbitration provision is found inapplicable, then either party may file suit and each party agrees that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Western District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas State court in Bexar County, Texas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.

15.    Further Instruments and Imposition of Other Requirements. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

16.    Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

17.    Acceleration of Retirement Eligibility.  Notwithstanding the terms of Section 4(a), the Committee in its sole discretion may at any time accelerate the date an Employee is eligible to Retire.

18.    Notices.  All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Employee:

As set forth in Schedule I

To the Company:

Rush Enterprises, Inc.
555 IH-35 South, Suite 500
New Braunfels, TX 78130
Attn: Compensation Committee

19.    Authorization to Release Necessary Personal Information.

The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

20.    Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

21.    Compliance.

(a)    Conformity to Securities Laws. The Employee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)    Section 409A. Notwithstanding any other provision of the Plan, this Agreement, and the Plan shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof (“Section 409A”)). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction in benefits payable under the Option, as the Committee determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A, and makes no undertakings to preclude Section 409A from applying to the Option or to ensure that it complies with Section 409A.

(c)    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Employee is subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

22.    Construction.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation on construction of the Agreement.  The singular form shall include the plural, when the context so indicates.  In the event of an inconsistency between the terms of this Agreement and the terms of Schedule I hereto, the terms of Schedule I shall prevail.  In the event of an inconsistency between the terms of this Agreement (including Schedule I) and the terms of the Plan, the terms of the Plan shall prevail.

23.    Clawback. By your signature below, you hereby acknowledge and agree that (a) the Options and the Shares issuable upon the exercise of the Option shall be subject to the clawback provisions contained in Section 14.3 of the Plan, and (b) you have received a copy of, read, understand and accept the terms of the Company’s Clawback Policy (as amended and restated October 23, 2023), as such policy is attached hereto as Exhibit A.

24.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

{Signature Page Follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her signature, all as of the Grant Date.

RUSH ENTERPRISES, INC.		EMPLOYEE

By:		By:

Print Name:	W.M. “Rusty” Rush	Print Name:	.

Title:	Chief Executive Officer and President

EXHIBIT A

Rush Enterprises, Inc. Clawback Policy

As Amended and Restated October 23, 2023

I.    Adoption. This Rush Enterprises, Inc. Clawback Policy (the “Policy”) is hereby adopted by the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) on October 23, 2023. This Policy amends and restates the Company’s Clawback Policy dated February 15, 2021 (the “Prior Policy”).

II.    Administration. The Policy will be administered by the non-management members of the Board or a committee thereof, or, if so delegated by the non-management members of the Board, by the Compensation Committee of the Board (as applicable, the “Administrator”). The Administrator shall have full and final authority to make all determinations under the Policy, including without limitation whether the Policy applies and if so, the amount of compensation to be repaid or forfeited by a Covered Individual. All determinations and decisions made by the Administrator pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, its stockholders and employees.

III.    Definitions. As used in this Policy, the following definitions shall apply:

A.“    Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

For purposes of the policy, an Accounting Restatement shall not be deemed to occur in the event of a revision of the Company’s financial statements due to an out-of-period adjustment (i.e., when the error is immaterial to the previously issued financial statements and the correction of the error is also immaterial to the current period) or a retrospective (i) application of a change in accounting principles, (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization, (iii) reclassification due to a discontinued operation, (iv) application of a change in reporting entity, such as from a reorganization of entities under common control, or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure.

B.“    Administrator” has the meaning set forth in Section II hereof.

C.“    Applicable Period” means the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine (9) months shall count as a completed fiscal year). The “date on which the Company is required to prepare an Accounting Restatement” is the earlier to occur of (i) the date the Board concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement, in each case, regardless of if or when the restated financial statements are filed.

D.“    Board” has the meaning set forth in Section I hereof.

E.“    Code” means the Internal Revenue Code of 1986, as amended.

F.“    Company” has the meaning set forth in Section I hereof.

G.“    Covered Compensation” means any Incentive-Based Compensation granted, vested, or paid to a Covered Individual at any time during the performance period for the Incentive-Based Compensation and that was received (i) on or after the Effective Date, (ii) after the person became a Covered Individual, and (iii) at a time that the Company had a class of securities listed on a U.S. national securities exchange. For purposes of the policy, Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting, or payment of the Incentive-Based Compensation occurs after the end of that period.

H.“    Covered Individual” means any Executive Officer and any Other Covered Employee.

I.“    Erroneously Awarded Compensation” means the amount of Covered Compensation granted, vested, or paid to a person during the fiscal period when the applicable Financial Reporting Measure relating to such Covered Compensation was attained that exceeds the amount of Covered Compensation that otherwise would have been granted, vested, or paid to the person had such amount been determined based on the applicable Accounting Restatement, computed without regard to any taxes paid (i.e., on a pre-tax basis). For Covered Compensation based on stock price or total stockholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the Administrator will determine the amount of such Covered Compensation that constitutes Erroneously Awarded Compensation, if any, based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Covered Compensation was granted, vested, or paid and the Administrator shall maintain documentation of such determination and provide such documentation to Nasdaq.

J.“    Exchange Act” has the meaning set forth in Section V.F.

K.“    Executive Officer” means those persons who are designated by the Board as an “officer” of the Company as such term is defined in Rule 16a-1(f) under the Exchange Act. Both current and former Executive Officers are subject to the Policy in accordance with its terms.

L.“    Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.

M.“    Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, “Incentive-Based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive-Based Compensation (including, without limitation, any amounts under any long-term disability, life insurance, or supplemental retirement or severance plan or agreement or any notional account that is based on Incentive-Based Compensation, as well as any earnings accrued thereon).

N.“    Nasdaq” has the meaning set forth in Section V.F.

O.“    Other Covered Employee” means any employee of the Company or any subsidiary of the Company who (i) is not an Executive Officer and (ii) is or becomes a participant in the Company’s equity incentive plan (currently the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan) on or after the Effective Date. A person who is or becomes an Other Covered Employee will cease to be an Other Covered Employee on the earlier of (x) the date that is three (3) years after the date such person ceases to be a participant in the Company’s equity incentive plan or (y) the date that is three years following the date that such person ceases to be an employee of the Company or any subsidiary of the Company.

IV.    Coverage. The Policy will apply to all Covered Individuals.

V.    Recoupment Upon Restatement of Financial Statements.

A.    In the event of an Accounting Restatement, any Erroneously Awarded Compensation received by an Executive Officer during the Applicable Period prior to the Accounting Restatement (i) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (ii) that has been paid to an Executive Officer shall be subject to reasonably prompt repayment to the Company. The Administrator must pursue (and shall not have the discretion to waive) the forfeiture and/or repayment of such Erroneously Awarded Compensation received by an Executive Officer, except as provided in Section V.D. below.

B.    If, in the event of an Accounting Restatement, the Administrator determines that an Other Covered Employee’s fraud or intentional misconduct directly related to such Accounting Restatement, then, unless otherwise determined by the Administrator in its discretion, any Erroneously Awarded Compensation received by such Other Covered Employee during the Applicable Period prior to the Accounting Restatement (i) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (ii) that has been paid to the Other Covered Employee shall be subject to reasonably prompt repayment to the Company.

C.    In the event that the Administrator determines that any person shall repay any Erroneously Awarded Compensation pursuant to this Section V, the Administrator shall provide written notice to such person by email or certified mail to the physical address on file with the Company for such person, and the person shall satisfy such repayment in a manner and on such terms as required by the Administrator, and the Company shall be entitled to set off the repayment amount against any amount owed to the person by the Company, to require the forfeiture of any award granted by the Company to the person, or to take any and all necessary actions to reasonably promptly recoup the repayment amount from the person, in each case, to the fullest extent permitted under applicable law, including, without limitation, Section 409A of the Code. If the Administrator does not specify a repayment timing in the written notice described above, the applicable person shall be required to repay the Erroneously Awarded Compensation to the Company by wire, cash, or cashier’s check no later than thirty (30) days after receipt of such notice.

D.    Notwithstanding the foregoing, the Administrator may determine not to pursue the forfeiture and/or recovery of Erroneously Awarded Compensation from any Covered Individual if the Administrator determines that such forfeiture and/or recovery would be impracticable due to any of the following circumstances: (i) the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered (following reasonable attempts by the Company to recover such Erroneously Awarded Compensation, the documentation of such attempts, and the provision of such documentation to the Nasdaq); or (ii) recovery would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the Code.

E.    Notwithstanding anything in this Section V to the contrary, the Company has no obligation to seek recoupment of amounts that are granted, vested, or earned based solely upon the occurrence or non-occurrence of non-financial events. Such exempt compensation includes, without limitation, base salary; time-vesting awards; compensation awarded on the basis of the achievement of metrics that are not Financial Reporting Measures; and compensation awarded solely at the discretion of the Administrator, the Board, or a group composed entirely of independent members of the Board; provided that such amounts are in no way contingent on, and were not in any way granted on the basis of, the achievement of any Financial Reporting Measure.

F.    The provisions of this Section V applicable to Executive Officers are intended to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Listing Rule 5608 of The Nasdaq Stock Market LLC (“Nasdaq”). This Section V shall be interpreted in a manner that satisfies such requirements and the Policy shall be operated accordingly. If any provision of the Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict.

VI.    Recoupment Upon Misconduct. If the Administrator determines that any Covered Individual has engaged in embezzlement, fraud, theft or any other financial misconduct, the Administrator may require, to the extent and to the amount determined in the Administrator’s sole discretion: (a) cancellation, rescission or repayment of any Incentive-Based Compensation (whether cash or equity related) granted to, earned by, or paid to the Covered Individual and (b) cancellation or rescission of outstanding equity awards (whether vested or unvested) and repayment of any gains realized on the exercise, settlement or sale of equity awards received by such Covered Individual, in either case, which has been granted or paid to or earned or realized by the Covered Individual at any time during the three-consecutive-year period ending on the date on which such embezzlement, fraud, theft or any other financial misconduct is discovered.

VII.    No Indemnification for Executive Officers. Notwithstanding the terms of any indemnification agreement, insurance policy or contractual arrangement with an Executive Officer that may be interpreted to the contrary, the Company shall not indemnify any Executive Officer (or, for the avoidance of doubt, former Executive Officer) against the loss of any Erroneously Awarded Compensation.

VIII.    Effective Date. This Policy shall be effective as of October [ ], 2023.

IX.    No Limitation on Other Rights. The rights of the Company under the Policy to seek forfeiture or reimbursement are in addition to, and not in lieu of, any rights of recoupment, or remedies or rights other than recoupment, that may be available to the Company pursuant to the terms of any law, government regulation, or stock exchange listing requirement or any other policy, plan, or agreement of the Company; provided, however, that any amounts recouped under any other policy that would be recoupable under the Policy shall count toward any required recoupment under the Policy and vice versa.

X.    Sarbanes-Oxley. Notwithstanding anything herein to the contrary, the Company’s Chief Executive Officer and Chief Financial Officer remain subject to the recoupment requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”). If any such recoupment under Section 304 of SOX occurs, the amounts payable by the Chief Executive Officer and Chief Financial Officer under SOX will be offset against any amount owed to the Company under this Policy.

XI.    Full Enforcement. The provisions in the Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of the Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of the Policy shall not affect the validity or enforceability of any other provision of the Policy.

XII.    Prior Policy. The Policy replaces the Prior Policy. Any Performance-Based Incentive Compensation (as defined in the Prior Policy) that is received by a Covered Individual before the Effective Date shall be subject to the terms of the Prior Policy.

XIII.    Incorporation into Plans and Award Agreements. From and after the adoption of this Policy, each award agreement or other document setting forth the terms and conditions of any grant of Incentive Compensation to a Covered Individual shall include a provision incorporating the requirements of the Policy.